UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _________________

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 20, 2005

                   INN OF THE MOUNTAIN GODS RESORT AND CASINO
               (Exact Name of Registrant as Specified in Charter)


        Not Applicable                333-113140                75-3158926
(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)


                             287 Carrizo Canyon Road
                           Mescalero, New Mexico 88340
                    (Address of Principal Executive Offices)


                                 (505) 464-7004
                         (Registrant's Telephone Number)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a) Effective July 22, 2005, Michael French, resigned as Chief Operating Officer and member of the Management Board of Inn of the Mountain Gods Resort and Casino ("IMG Resort and Casino"). In connection with his resignation, IMG Resort and Casino entered into a resignation agreement with Mr. French, which provides for Mr. French to receive a lump sum payment equal to Mr. French's current annual salary, housing allowance and automobile allowance for a period of twelve months. The agreement further provides that for a period of twenty-four months from the date of his resignation, Mr. French may not operate any competitive business or render any advice to competitors of IMG Resort and Casino within 100 miles of the exterior boundaries of the Mescalero Apache Reservation.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

(a) Effective July 22, 2005, Michael French resigned as Chief Operating Officer and member of the Management Board of IMG Resort and Casino. In connection with Mr. French's resignation, Mr. French's employment agreement with IMG Resort and Casino, dated November 12, 2002 and as amended December 5, 2003, terminated effective July 22, 2005. A description of the terms and conditions of Mr. French's employment agreement that are material to IMG Resort and Casino is set forth on IMG Resort and Casino's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 27, 2004, which description is incorporated herein by reference. Other than as contemplated by Mr. French's Resignation Agreement, the terms of which are described in Item 1.01 of this Current Report on Form 8-K, IMG Resort and Casino does not expect to incur any material early termination penalties in connection with the termination of Mr. French's employment agreement.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENTS OF PRINCIPAL OFFICERS.

(b) Effective July 22, 2005, Michael French, resigned as Chief Operating Officer and member of the Management Board of the IMG Resort and Casino.

(c), (d) Effective July 22, 2005, Brian Parrish has been appointed acting Chief Operating Officer and member of the Management Board of IMG Resort and Casino. Brian Parrish, 43, is also the Director of Marketing at IMG Resort and Casino. Mr. Parrish joined IMG Resort and Casino in January 2003. Prior to joining IMG Resort and Casino, Mr. Parrish served as Vice President of Marketing at the Venetian Resort Hotel Casino in Las Vegas, Nevada from 2000 to 2002 and as Vice President of Hotel Operations and Regional Marketing of the Boyd Gaming Corporation from 1999 to 2000.

There are no arrangements or understandings between Mr. Parrish and any other persons to which Mr. Parrish was selected as acting Chief Operating Officer or Director of Marketing. Mr. Parrish does not have a direct or indirect material interest in any currently proposed transaction to which IMG Resort and Casino is to be a party in which the amount involved exceeds $60,000, nor has Mr. Parrish had a direct or indirect material interest in any such transaction since the beginning of IMG Resort and Casino's last fiscal year.

A press release, dated July 20, 2005, announcing Mr. French's resignation and Mr. Parrish's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

IMG Resort and Casino and Mr. Parrish have not entered into any employment or other agreement in connection with Mr. Parrish's appointment as acting Chief Operating Officer. Pursuant to an employment agreement dated December 2002, Mr. Parrish provides services to IMG Resort and Casino as its Director of Marketing until April 30, 2008. The agreement provides that either Mr. Parrish or IMG Resort and

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Casino may terminate the agreement for any reason whatsoever. If either Mr.
Parrish or IMG Resort and Casino terminates the agreement involuntarily, IMG Resort and Casino is obligated to pay Mr. Parrish the then current monthly base salary, benefits and allowance continuation for a period of six months or until Mr. Parrish has secured employment with another employer. IMG Resort and Casino is not required to pay any compensation if Mr. Parrish terminates the agreement voluntarily. Mr. Parrish receives an annual salary of $181,105, as well as a bonus based on one-quarter of one percent (.25%) of the adjusted net profits of IMG Resort and Casino's resort operations

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

99.1 Press Release of IMG Resort and Casino, dated July 20, 2005.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 25, 2005                       Inn of the Mountain Gods Resort and Casino




                                     /s/ Richard W. Williams
                                    --------------------------------------------
                                    By:  Richard W. Williams
                                    Its: Chief Financial Officer




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                                  EXHIBIT INDEX

EXHIBITS

99.1     Press release dated July 20, 2005.